Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Nos. 333-249181, 333-214427, 333-184670, 333-146351, 333-146350, 333-121377, 333-109505 and 333-87024 on Form S-8 and Registration Statement No. 333-261510 on Form S-3 of Open Text Corporation of our report dated January 30, 2023, with respect to the consolidated financial statements of Micro Focus International Limited (formerly Micro Focus International plc), which report appears in this Current Report on Form 8-K/A of Open Text Corporation dated April 10, 2023.

/s/ KPMG LLP

London, United Kingdom

April 10, 2023